Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT COMPANIES, L.P.
REPORTS FIRST QUARTER 2013 RESULTS

May 9, 2013 – Eagan, Minnesota --- Norcraft Companies, L.P. (Norcraft) today reports financial results for the first quarter ended March 31, 2013.

FINANCIAL RESULTS
First Quarter of Fiscal 2013 Compared with First Quarter of Fiscal 2012
Net sales increased $9.5 million, or 14.0%, from $67.9 million for the first quarter of 2012 to $77.4 million for the same quarter of 2013. Income from operations increased $1.2 million, or 24.7%, from $4.7 million for the first quarter of 2012 to $5.9 million for the same quarter of 2013. Net loss decreased $1.2 million from $2.5 million for the first quarter of 2012 to $1.3 million for the same quarter of 2013.
EBITDA (a non-GAAP measure defined in the attached table) was $9.3 million for the first quarter of 2013 compared to $8.0 million for the same quarter of 2012.
“The economic and industry growth we observed in 2012 has continued and gained momentum into 2013. We are pleased by the resulting growth in our sales. While conditions do appear to be improving, much of the discounting and sales promotions implemented during previous periods remain and continue to negatively affect our margins. Efforts to adjust pricing and promotional activities are currently underway in order to offset possible price increases in raw materials and improve future margins,” commented President and CEO, Mark Buller.

CONFERENCE CALL
Norcraft has scheduled a conference call on Friday, May 10, 2013 at 10:00 a.m. Eastern Time. To participate, dial 877-352-9693 and use the conference ID 70384211. A telephonic replay will be available by calling 855-859-2056.

GENERAL
Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the U.S. and parts of Canada. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access construction. We market our products through seven main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry, Brookwood and Urban Effects.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.
Consolidated Balance Sheets
(dollar amounts in thousands)

	March 31, 2013(unaudited)	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$27,431	$23,019
Trade accounts receivable, net	24,973	20,264
Inventories	21,674	19,760
Prepaid and other current assets	1,808	2,220
Total current assets	75,886	65,263
Non-current assets:
Property, plant and equipment, net	25,562	25,961
Goodwill	88,479	88,484
Intangible assets, net	68,252	70,148
Display cabinets, net	5,804	6,019
Other assets	191	268
Total non-current assets	188,288	190,880
Total assets	$264,174	$256,143
LIABILITIES AND MEMBER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$11,134	$7,133
Accrued expenses	20,436	14,893
Total current liabilities	31,570	22,026
Non-current liabilities:
Long-term debt	240,000	240,000
Unamortized premium on bonds payable	117	127
Other liabilities	51	48
Total non-current liabilities	240,168	240,175
Total liabilities	271,738	262,201
Commitments and contingencies	—	—
Member’s equity (deficit):
Member’s equity (deficit)	(9,001)	(7,686)
Accumulated other comprehensive income	1,437	1,628
Total member’s equity (deficit)	(7,564)	(6,058)
Total liabilities and member’s equity (deficit)	$264,174	$256,143

Norcraft Companies, L.P.
Consolidated Statements of Comprehensive Income (Loss)
(dollar amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net sales	$77,348	$67,862
Cost of sales	57,578	49,942
Gross profit	19,770	17,920
Selling, general and administrative expenses	13,856	13,179
Income from operations	5,914	4,741
Other expense:
Interest expense, net	6,447	6,450
Amortization of deferred financing costs	780	780
Other expense, net	10	27
Total other expense	7,237	7,257
Net loss	(1,323)	(2,516)

Other comprehensive income (loss):
Foreign currency translation adjustment	(191)	223
Total other comprehensive income (loss)	(191)	223
Comprehensive loss	$(1,514)	$(2,293)

Norcraft Companies, L.P.
Consolidated Statement of Cash Flows
(dollar amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,323)	$(2,516)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	1,112	1,157
Amortization:
Customer relationships	1,116	1,117
Deferred financing costs	780	780
Display cabinets	1,136	1,019
Discount amortization/accreted interest	(10)	(10)
Provision for uncollectible accounts receivable	51	(14)
Provision for obsolete and excess inventories	66	69
Provision for warranty claims	753	757
Stock compensation expense	5	46
Gain on disposal of assets	—	(1)
Change in operating assets and liabilities:
Trade accounts receivable	(4,807)	(2,678)
Inventories	(2,011)	(1,625)
Prepaid expenses	410	269
Other assets	77	78
Accounts payable and accrued expenses	8,823	7,719
Net cash provided by operating activities	6,178	6,167
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	—	2
Purchase of property, plant and equipment	(816)	(484)
Additions to display cabinets	(921)	(1,136)
Net cash used in investing activities	(1,737)	(1,618)
Cash flows from financing activities:
Proceeds from issuance of member interests	3	—
Distributions to member	—	(10)
Net cash provided by (used in) financing activities	3	(10)
Effect of exchange rates on cash and cash equivalents	(32)	6
Net increase in cash and cash equivalents	4,412	4,545
Cash and cash equivalents, beginning of the period	23,019	24,185
Cash and cash equivalents, end of period	$27,431	$28,730

Norcraft Companies, L.P.
Reconciliation of Net Loss to EBITDA
(dollar amounts in thousands)

EBITDA is net loss before interest expense, income tax expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as its calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe this financial metric provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net loss, cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to those of other similarly titled measures reported by other companies. The calculation of EBITDA is shown below:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013
Net loss	$(1,323)	$(2,516)	$(8,366)
Interest expense, net	6,447	6,450	25,816
Depreciation	1,112	1,157	4,678
Amortization of deferred financing costs	780	780	3,120
Amortization of customer relationships	1,116	1,117	4,466
Display cabinet amortization	1,136	1,019	4,230
State taxes	12	24	(38)
Non-GAAP EBITDA	$9,280	$8,031	$33,906

FORWARD LOOKING STATEMENTS AND INFORMATION
Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘project,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe’’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. Such expectations can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors could cause actual results to differ materially from these forward looking statements including, but not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,’’ in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission.
Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and, except as required by law, the company undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.